                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 LUMINANT WORLDWIDE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

Michael H. Jordan                                             Luminant Worldwide Corporation
Chairman of the Board of Directors                            13737 Noel Road, Suite 1400
                                                              Dallas, Texas 75240

                                     [LOGO]

                                 April 19, 2000

Dear Stockholder:

    On behalf of the Board of Directors and employees of Luminant Worldwide Corporation, I cordially invite you to attend the 2000 Annual Meeting of Luminant Worldwide Corporation's stockholders. We will be holding the Annual Meeting on Monday, May 22, 2000 at 1:00 p.m. Eastern Time at 285 Madison Avenue, New York, New York.

    Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Luminant Worldwide Corporation.

    Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          /s/ Michael H. Jordan

                                          Michael H. Jordan
                                          Chairman of the Board of Directors

                         LUMINANT WORLDWIDE CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:   Monday, May 22, 2000
Place:  285 Madison Ave.
        New York, New York

April 19, 2000

Dear Stockholders:

    At the 2000 Annual Meeting, we will ask you to:

    - Elect eight directors;

    - Ratify the selection of Arthur Andersen, LLP as our independent accountants for the fiscal year ending December 31, 2000;

    - Approve an employee stock purchase plan; and

    - Transact any other business that is properly presented at the Annual Meeting.

    You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on April 12, 2000.

                                          By Order of the Board of Directors:

                                          Thomas G. Bevivino
                                          SECRETARY

                             YOUR VOTE IS IMPORTANT

   Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as
  soon as possible, even if you plan to attend the meeting. If you attend the meeting, you will be
 able to revoke your proxy and vote in person. If you have any questions about voting your shares,
                                please contact:

      Thomas G. Bevivino, 13737 Noel Rd., Suite 1400, Dallas, Texas 75240,
                        telephone number (972) 581-6256

                         LUMINANT WORLDWIDE CORPORATION
                          13737 NOEL ROAD, SUITE #1400
                              DALLAS, TEXAS 75240

                                                                  APRIL 19, 2000

                       PROXY STATEMENT FOR ANNUAL MEETING

    This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting (the "Annual Meeting") of the stockholders of Luminant Worldwide Corporation. The 2000 Annual Meeting will be held on Monday, May 22, 2000 at 1:00 p.m. Eastern Time at 285 Madison Avenue, New York, New York. Unless the context requires otherwise, all references in this Proxy Statement to the "Company," "Luminant," "us," "we" and "our" refer to Luminant Worldwide Corporation and its subsidiaries. Except as otherwise indicated, all share and per-share data has been adjusted to reflect a 16,653-for-one stock split we completed on September 14, 1999.

    This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

    On or about April 19, 2000, we began mailing information to people who, according to our records, owned shares of our common stock at the close of business on April 12, 2000.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING........      1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.............      3

  ITEM 1: ELECTION OF DIRECTORS.............................      3

  ITEM 2: RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
    ACCOUNTANTS.............................................      7

  ITEM 3: APPROVAL OF LUMINANT 2000 EMPLOYEE STOCK PURCHASE
    PLAN....................................................      7

STOCK OWNERSHIP.............................................     10

EXECUTIVE COMPENSATION AND RELATED MANNERS..................     13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     22

OTHER INFORMATION...........................................     27

APPENDIX A: LUMINANT WORLDWIDE CORPORATION EMPLOYEE STOCK
PURCHASE PLAN...............................................    A-1

              INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

    The Annual Meeting will be held on Monday, May 22, 2000 at 1:00 p.m. Eastern Time at 285 Madison Avenue, New York, New York. On or about April 19, 2000 we began mailing this Proxy Statement to people who, according to our records, owned shares of our common stock at the close of business on April 12, 2000.

THIS PROXY SOLICITATION

    We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares.

    Luminant is paying the cost of requesting these proxies, estimated at approximately $7,000 in the aggregate. Our directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Such persons will receive no additional compensation for such services, but we will reimburse them for their reasonable out-of-pocket expenses. We will also provide copies of proxy materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our common stock, and we will reimburse them as well for their reasonable out-of-pocket expenses.

RECORD DATE AND QUORUM

    The record date for the Annual Meeting was April 12, 2000. If you held shares of our common stock as of the record date, you may attend and vote at the Annual Meeting. On the record date, 26,370,249 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote at the Annual Meeting, except that 875,248 shares of our common stock held by Young & Rubicam, Inc. are designated "non-voting common stock" and are not entitled to vote at the Annual Meeting.

    A "quorum" must be present at the Annual Meeting to transact business. A quorum will be present if a majority of the outstanding shares of the Company's common stock entitled to vote generally in the election of directors are represented at the Annual Meeting either in person by the holders of the shares or by proxy. If a quorum is not present, a vote cannot occur.

    If you indicate on a proxy or ballot that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, but those shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will also be counted as shares that are represented at the Annual Meeting for quorum purposes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at the Annual Meeting.

VOTING YOUR SHARES

    You have one vote for each share of Luminant common stock (excluding non-voting common stock) that you owned of record at the close of business on April 12, 2000. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card. You may not cumulate your votes in voting for directors.

    You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the proposed election of directors and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Luminant for the 2000 fiscal year and FOR the approval of the 2000 Employee Stock Purchase Plan.

REVOKING YOUR PROXY

    If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

    - You may notify the Secretary of Luminant in writing that you wish to revoke your proxy.

    - You may submit a proxy dated later than your original proxy.

    - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

PROPOSAL 1: ELECTION OF EIGHT DIRECTORS     The eight nominees for director who receive the most
                                            votes will be elected. If you indicate "withhold
                                            authority to vote" for a particular nominee on your
                                            proxy card, your vote will not count either for or
                                            against the nominee.

PROPOSAL 2: RATIFICATION OF SELECTION OF    Ratification of the selection of our independent
  INDEPENDENT ACCOUNTANTS                   accountants requires the affirmative vote of a majority
                                            of the votes cast at the Annual Meeting. If you abstain
                                            from voting, it has the same effect as if you voted
                                            against this proposal.

PROPOSAL 3: APPROVAL OF EMPLOYEE STOCK      Approval of the Luminant 2000 Employee Stock Purchase
  PURCHASE PLAN                             Plan requires the affirmative vote of a majority of the
                                            votes cast at the Annual Meeting. If you abstain from
                                            voting, it has the same effect as if you voted against
                                            this proposal.

ADDITIONAL INFORMATION ABOUT LUMINANT

    We are mailing our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report on Form 10-K does not constitute a part of the proxy solicitation material.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

    We will present the following three proposals at the Annual Meeting. We do not expect anyone to present any other proposals. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe appropriate.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR EACH OF THE OTHER PROPOSALS.

                         ITEM 1: ELECTION OF DIRECTORS

    Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if there is no direction on the proxy card, for the Board of Director nominees listed below. Nominees for election to our Board of Directors are:

                               Randolph L. Austin
                                 James R. Corey
                                Michael J. Dolan
                               Michael H. Jordan
                              Guillermo G. Marmol
                               Donald S. Perkins
                               Richard M. Scruggs
                                George P. Stamas

    Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the eight nominees is presently a member of the Board of Directors and has indicated a willingness to serve as a director if re-elected. More detailed information about each of the nominees is available below.

    If any of the nominees cannot or will not serve for any reason (which we do not anticipate), our Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Our Board of Directors may also decide to leave the seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board of Directors. Proxies for the Annual Meeting may not be voted for more than eight nominees.

THE DIRECTOR NOMINEES

    The following table and biographical descriptions set forth the name, age, and principal occupation during the past five years for each nominee for our Board of Directors, as well as the positions they currently hold with Luminant. The information is as of April 1, 2000 unless otherwise indicated. If you elect them, they will hold office until our next annual meeting or until their successors have been elected. As of the date of this Proxy Statement, we are not aware that any nominee for our Board of Directors would be unable to or would decline to serve if elected.

NAME                                    AGE                    POSITION                DIRECTOR SINCE
----                                  --------   ------------------------------------  --------------
Michael H. Jordan(1)(2).............     63      Chairman of the Board of Directors         1999
Randolph L. Austin(1)(2)............     35      Director                                   1999
James R. Corey......................     46      President, Chief Operating Officer         1999
                                                 and Director
Michael J. Dolan(1)(2)..............     56      Director                                   1999
Guillermo G. Marmol.................     47      Chief Executive Officer and Director       1999
Donald S. Perkins(1)(2).............     73      Director                                   1999
Richard M. Scruggs..................     44      Vice Chairman, Executive Vice              1999
                                                 President and Director
George P. Stamas(1)(3)..............     48      Director                                   1999

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Non-voting member of Compensation Committee

    MICHAEL H. JORDAN has been our Chairman since the closing of our initial public offering in September 1999 and has served as an advisor to us since January 1, 1999. Mr. Jordan retired in December 1998 as Chairman and Chief Executive Officer of CBS Corporation, formerly Westinghouse Electric Corporation, positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. From 1974 until 1992, Mr. Jordan held various management positions at PepsiCo, Inc., his last position being Chief Executive Officer of PepsiCo International. From 1964 to 1974, Mr. Jordan held various positions, including Partner at McKinsey & Company, Inc., an international management consulting firm. Mr. Jordan is also a member of the Boards of Directors of Aetna, Inc., Dell Computer Corp. and Marketwatch.com. Mr. Jordan is a member of the President's Export Council, Chairman of the U.S.-Japan Business Council, Chairman of The College Fund/UNCF and Chairman of the Policy Board of the Americans for the Arts.

    RANDOLPH L. AUSTIN has been a director since the closing of our initial public offering in September 1999. From January 1999 until present, Mr. Austin has also been an advisor to Bertelsmann Ventures. From January 1998 to December 1998, Mr. Austin was President and Chief Executive Officer of BOL, Bertelsmann Online, Bertelsmann's global electronic commerce business. From November 1995 to December 1997, Mr. Austin held various positions with
Prodigy, Inc., his last position being Senior Vice President, Sales & Business Development. From September 1990 to November 1995, Mr. Austin served in various capacities, including Senior Engagement Manager, at McKinsey & Company, Inc.

    JAMES R. COREY has been our President and Chief Operating Officer and a director since the closing of our initial public offering in September 1999. Mr. Corey served as Managing Director of Potomac Partners from September 1997 until September 1999. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to
June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994 Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously,
Mr. Corey was a Partner at Andersen Consulting in Chicago.

    MICHAEL J. DOLAN has been a director since the closing of our initial public offering in September 1999. Since July 1996, Mr. Dolan has also served as Vice Chairman, Chief Financial Officer and a director of Young & Rubicam Inc., an international marketing and communications services firm. From August 1991 to July 1996, Mr. Dolan was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International and General Mills.

    GUILLERMO G. MARMOL has been our Chief Executive Officer since August 1998, a director since June 1999 and also served as our President from August 1998 until September 1999. Previously, Mr. Marmol was a Vice President of Perot Systems, Inc., Chairman of its Operating Committee and responsible for corporate development from January 1996 to May 1998. Prior to joining Perot Systems,
Mr. Marmol held a variety of positions during an 18-year career with McKinsey & Company, Inc. He was elected a director and senior partner in 1991 and most recently held leadership positions in the firm's senior partner election committee, its Dallas, Texas office and its global organization practice.

    DONALD S. PERKINS has been a director since November 1999. From 1953 through June 1983, Mr. Perkins served in various positions with Jewel Companies, Inc., a diversified retailer, including service as Chairman of the Board and Chief Executive Officer from 1970 to 1980 and as Chairman of the Executive Committee from 1980 until his retirement in 1983. From 1959 through the present, Mr. Perkins has served on the Boards of Directors of various public, private and non-profit institutions, including past service on the Board of Directors of each of American Telephone & Telegraph Company, Eastman Kodak Company, Firestone Tire & Rubber, Kmart Corporation, Lucent

Technologies Inc. and Time Warner Inc. Mr. Perkins is currently a member of the Board of Directors of each of AON Corporation, Nanophase Technologies Corporation and LaSalle Hotel Properties.

    RICHARD M. SCRUGGS has been our Vice Chairman and Executive Vice President and a director since the closing of our initial public offering in September 1999. Mr. Scruggs served as President, Chief Executive Officer and Chairman of the Board of Align from October 1996 until September 1999. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems, which was later purchased by Perot Systems, Inc. From
May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office. BSG Alliance/IT is a firm specializing in client server systems integration.

    GEORGE P. STAMAS has been a director since May 1999. Since January 2000,
Mr. Stamas has served as a Vice Chair of Deutsche Banc Alex. Brown, an investment bank. From April 1996 through January 2000, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering and now serves as a consultant to Wilmer, Cutler & Pickering. From 1983 until April 1996, Mr. Stamas was a partner at Piper & Marbury L.L.P. Mr. Stamas is general counsel to and a limited partner of, the Baltimore Orioles baseball team. Mr. Stamas also serves on the Board of Directors of FTI Consulting, Inc., a provider of litigation support services, Aether Systems Inc., a provider of wireless data services, and Metrocall, Inc., a provider of messaging services.

    Our Board of Directors consists of eight directors, which number may be changed by the Board of Directors. Mr. Dolan was appointed to our Board of Directors pursuant to an agreement between us and Young & Rubicam. If the size of the Board is increased to eleven or more, Young & Rubicam will have the right to nominate an additional director to our Board. Messrs. Corey and Scruggs were appointed to our Board of Directors pursuant to the agreements by which we acquired Potomac Partners Management Consulting, LLC and Align Solutions Corp., respectively, two of the eight businesses we acquired in connection with our initial public offering (we will refer to these eight businesses in this Proxy Statement as the "eight companies" or "eight businesses").

    Our Board of Directors met twice during 1999. Each of the current directors attended, either in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors has established an Audit Committee comprised solely of independent directors, consisting of Messrs. Austin, Dolan, Jordan, Perkins and Stamas. The responsibilities of the Audit Committee include:

    (1) recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records;

    (2) reviewing the proposed scope of the audit;

    (3) approving the audit fees to be paid;

    (4) reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and

    (5) reviewing and approving transactions between us and our directors, officers and affiliates.

The Audit Committee did not meet during 1999.

    Our Board of Directors has also established a Compensation Committee comprised solely of non-employee directors, consisting of Messrs. Austin, Dolan, Jordan, Perkins and Stamas. Mr. Stamas is a non-voting member of the compensation committee. The Compensation Committee (1) provides a general review of our compensation plans to ensure that they meet corporate objectives and (2) administers our stock plans. When compensation is not determined under the terms of an employment agreement, the Compensation Committee will: determine the compensation of senior executive officers (such as the Chief Executive Officer and Chief Financial Officer); determine the compensation for other officers or delegate such determination to the Chief Executive Officer; grant options, stock or other equity interests under our stock option or other equity-based incentive plans; and administer those plans and, where such plans specify, our other employee benefit plans. The Compensation Committee met once during 1999.

DIRECTOR COMPENSATION

    Directors who are also our employees do not receive additional compensation for serving as directors. Upon joining the Board of Directors, non-employee directors receive an option to purchase 9,000 shares of common stock under our long-term incentive plan at an exercise price equal to the market value per share of common stock on the date of grant. In addition, under our long-term incentive plan, each non-employee director will be granted an annual option to purchase 6,000 shares at each annual meeting of our stockholders at which the director is re-elected or remains a director, beginning with the 2000 annual meeting. Each of these options will have an exercise price equal to the market value per share of common stock on the date of grant. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months. Directors will also be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors, in their capacity as directors.

    Directors may also receive additional, discretionary option grants. In September 1999, Mr. Jordan was also granted options to purchase 120,000 shares of common stock in consideration for services rendered and exercisable at a price equal to the initial public offering price per share. In September 1999, Mr. Stamas was also granted options to purchase 25,000 shares of common stock in consideration for services rendered and exercisable at a price equal to the initial public offering price per share. One-sixth of these additional options granted to Messrs. Jordan and Stamas will become exercisable every six months over 36 months from the date of grant. Mr. Dolan, who is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam, has agreed to serve on our Board of Directors at the request of Young & Rubicam. Mr. Dolan has assigned to Young & Rubicam the net proceeds received by him in connection with any exercise of options we grant to him for serving on our Board of Directors and sale by him of the underlying shares.

                  ITEM 2:  RATIFICATION OF ARTHUR ANDERSEN LLP
                           AS INDEPENDENT ACCOUNTANTS

    We are requesting that you ratify our Board's selection of Arthur
Andersen LLP as our independent accountants for 2000. Arthur Andersen LLP has been our independent accountant since Luminant's initial public offering in 1999. Our Board and Audit Committee believe that Arthur Andersen's experience with and knowledge of Luminant is important and we would like to continue this relationship.

    Although the selection of independent accountants does not require ratification, we are submitting this proposal to you because we believe this matter is significant enough to warrant your participation. If you do not ratify the appointment of Arthur Andersen LLP, our Board of Directors, after review by the Audit Committee, will consider the appointment of other independent accountants. Representatives from Arthur Andersen will be available at the Annual Meeting to answer your questions and make a statement if they desire.

        ITEM 3:  APPROVAL OF LUMINANT 2000 EMPLOYEE STOCK PURCHASE PLAN

    As of April 14, 2000, the Board of Directors adopted the Luminant 2000 Employee Stock Purchase Plan (the "ESPP"), and reserved seven hundred fifty thousand (750,000) shares of common stock for issuance under the ESPP, subject to stockholder approval within 12 months of Board approval.

    At the annual meeting, you are being asked to approve the ESPP and the Board's reservation of shares under the ESPP for the purpose of qualifying such shares for special tax treatment under Internal Revenue code section 423.

RECOMMENDATION

    Our Board of Directors recommends a vote "FOR" the approval of the Luminant 2000 Employee Stock Purchase Plan and the reservation of shares for issuance under that plan.

SUMMARY OF THE ESPP

    The ESPP will provide our employees with an opportunity to become owners of Luminant through a convenient arrangement for purchasing shares of common stock. If approved by our stockholders, the ESPP will become effective when the Board's Compensation Committee decides it should. The following is a summary of the ESPP. For more detailed information, you should read the full text of the ESPP, which is included as Appendix A at the end of this booklet.

GENERAL

    PURPOSE. The ESPP offers eligible employees the opportunity to purchase shares of our common stock through after-tax payroll withholding. The ESPP is intended to permit our employees to acquire an equity interest in Luminant thereby providing them with an incentive to work for the growth and success of Luminant. We may use the funds we receive under the ESPP for any general corporate purpose.

    ELIGIBILITY. All of our employees are eligible to participate in the ESPP, except (1) employees who have not satisfied whatever waiting period the Compensation Committee sets at the beginning of the payroll deduction period and
(2) employees who hold more than 5% of our common stock. Employees' benefits will vary depending upon their election as to level of participation. No non-employee directors are eligible to participate in the ESPP. As of April 1, 1999, there were approximately 800 employees who would be eligible to participate in the ESPP if it had then been in effect, and if the Compensation Committee did not require any waiting period.

    SHARES AVAILABLE UNDER THE ESPP. If approved, the ESPP would authorize us to issue up to seven hundred fifty thousand (750,000) shares of common stock from authorized but unissued shares or from stock owned by Luminant, including stock purchased on the market. The number of shares we may issue under the ESPP automatically adjusts for stock dividends, stock splits, reclassifications and other changes affecting the common stock.

    ADMINISTRATION. The Compensation Committee of our Board of Directors administers the ESPP. The Compensation Committee may delegate this authority. The Compensation Committee has the authority and discretion to specify the terms and conditions of stock purchases by employees under the ESPP (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP and any related agreements. Under the ESPP, the Compensation Committee (or the Board of Directors) can lengthen or shorten the payroll deduction periods, increase the purchase price for shares, or make other administrative adjustments. The ESPP also specifically provides for indemnification of the Compensation Committee, other directors, and agents for actions taken with respect to the ESPP.

OPTIONS GRANTED UNDER THE ESPP

    HOW OPTIONS ARE GRANTED. On the first day of each payroll deduction period, a participating employee will automatically receive options to purchase a number of shares of our common stock with money that is withheld from his or her paycheck. The number of shares available to the participating employee will be determined at the end of the payroll deduction period by dividing (1) the total amount of money withheld during the payroll deduction period by (2) the exercise price of the options (as described below). Options granted under the ESPP to employees will be automatically exercised to purchase shares on the last day of the payroll deduction period, unless the participating employee has, at least thirty days earlier or by such other deadline as the Compensation Committee sets, requested that his or her payroll contributions stop. The Compensation Committee will determine the treatment of fractional shares. Any cash accumulated in an employee's account for a period in which an employee elects not to participate will be distributed to the employee.

    EXERCISE PRICE. The initial exercise price for options under the ESPP will be 85% of the lesser of the fair market value of the common stock as of the first day of the payroll deduction period and as of the last day of that period. The Compensation Committee may increase the exercise price before a payroll deduction period begins. No participant can purchase more than $25,000 worth of our common stock in all payroll deduction periods ending during the same calendar year. The closing price of a share of our common stock, as reported on April 12, 2000, was $12 3/8.

    ELECTION TO PARTICIPATE. Participating employees must elect before the beginning of a given payroll deduction period to participate, although a prior election will carry over until revoked.

    TERMINATION OF SERVICE. If an employee's employment ends for any reason, including death, any cash accumulated in the employee's account will be distributed, and the employee will immediately cease to participate in the ESPP, unless the Compensation Committee specifies some other treatment.

    OTHER INFORMATION. All options granted under the ESPP will be evidenced by participation agreements or other approved documentation. The Compensation Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the ESPP are assignable or transferable other than by will or in accordance with the laws of descent and distribution. The Compensation Committee may impose restrictions on sale of the stock or require the stock to be held at a particular broker.

AMENDMENT OR TERMINATION OF THE ESPP

    The Board of Directors may amend or terminate the ESPP at any time and from time to time. Stockholder approval is required for any changes if such approval is required to preserve the ESPP's status as a plan under section 423 of the Internal Revenue Code. Absent extension by the Board with stockholder approval, no payroll deduction period will end after April 14, 2010.

TAX CONSEQUENCES

    The following summarizes the material federal income tax consequences of participation in the ESPP. It does not cover employment taxes except as specified, nor does it cover other federal, state, local, or foreign tax consequences, if any.

    We designed the ESPP to qualify for the favorable federal income tax treatment provided under Section 423 of the Internal Revenue Code.

    A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of our common stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.

    If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable payroll deduction period and more than one year after the exercise date, or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or
(b) the discount element (up to 15% of fair market value) of the stock as the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

    If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. Luminant may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

    There are no federal income tax consequences to Luminant by reason of the grant or exercise of rights under the ESPP. We will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon later disposition, or realized upon death. Luminant's deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify Luminant of the sale of stock in a disqualifying disposition).

INCORPORATION BY REFERENCE

    The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix A.

NEW PLAN BENEFITS

    Benefits to be awarded under the ESPP to employees vary depending upon the elections of the participants as to their level of participation. Participation will not begin in the ESPP until after the stockholders approve the plan.

                                STOCK OWNERSHIP

    The table below shows the number and percentage of outstanding shares of our common stock beneficially owned as of April 1, 2000 by:

    - all persons known by us to own beneficially more than 5% of Luminant's common stock;

    - each director and each named executive officer; and

    - all directors and executive officers as a group.

                                                                NUMBER OF
                                                                SHARES OF       PERCENT OF
                                                              BENEFICIALLY        COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        OWNED(2)(3)    STOCK(%)(2)(4)
---------------------------------------                       -------------   --------------
Young & Rubicam.............................................    7,385,393(5)       26.2%
James R. Corey GRAT dated July 9, 1999......................    1,487,157(6)        5.6%
Randolph L. Austin..........................................        2,000(7)          *
Joseph W. Autem.............................................      205,270(8)          *
Thomas G. Bevivino..........................................       11,800(9)          *
James R. Corey..............................................   1,982,876(10)        7.5%
Michael J. Dolan............................................       1,500(11)          *
Michael H. Jordan...........................................     130,861(12)          *
Guillermo G. Marmol.........................................     804,575(13)        3.0%
Donald S. Perkins...........................................      19,709(14)          *
Derek R. Reisfield..........................................     348,884(15)        1.3%
Richard M. Scruggs..........................................     810,152(16)        3.1%
George P. Stamas............................................       5,667(17)          *
All directors and executive officers as a group
  (15 persons)                                                    5,498,559        20.4%

------------------------

An asterisk (*) indicates ownership of less than one percent (1%) of the outstanding common stock.

 (1) Unless otherwise indicated, the address for our executive officers, directors and 5% or greater stockholders is c/o Luminant Worldwide Corporation, 13737 Noel Road, Suite 1400, Dallas, Texas 75240-7367.

 (2) We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In determining the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after April 1, 2000. We do not consider these shares outstanding in computing the percentage ownership of any other person, however. To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as otherwise indicated below.

 (3) The former owners of the eight companies we acquired in connection with our initial public offering, including Messrs. Perkins, Corey, Scruggs, the James R. Corey GRAT dated July 9, 1999 and certain of our other executive officers, may be entitled to additional contingent consideration under the terms of the acquisition agreements by which we acquired these companies. The number of shares of common stock that could be issued as payment of additional contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the table above.

 (4) The percentage of beneficial ownership for each stockholder is based on 26,369,841 shares of common stock outstanding as of April 1, 2000.

 (5) Such information as to beneficial ownership is derived from a Report on
     Schedule 13G filed by Young & Rubicam, Inc. on February 14, 2000. Includes 875,248 shares of non-voting common stock and 1,800,000 shares of common stock subject to a currently exercisable option. Also includes 558,032 shares issued in March 2000 as contingent consideration under the terms of the acquisition agreement by which we acquired from Young & Rubicam, Inc. certain assets of Brand Dialogue-New York, a division of Young &
     Rubicam, Inc. The number of shares issued as contingent consideration was based on the financial performance of Brand Dialogue-New York from July 1, 1999 through December 31, 2000. These shares have been delivered to an escrow agent pending agreement between us and Young & Rubicam, Inc. regarding the amount of contingent consideration payable under the terms of the acquisition agreement. The actual number of shares issued to Young & Rubicam, Inc. as contingent consideration in respect of the performance of Brand Dialogue-New York during the aforementioned period may increase or decrease depending on the agreement reached. Young & Rubicam, Inc. maintains its principal business address at 285 Madison Avenue, New York, New York 10017.

 (6) Includes 215,234 shares issued in March 2000 as contingent consideration under the terms of an acquisition agreement by which we acquired Potomac Partners Management Consulting, LLC. The number of shares issued as contingent consideration was based on the financial performance of Potomac Partners Management Consulting, LLC from July 1, 1999 through December 31, 2000.

 (7) Includes 1,500 shares as to which Mr. Austin has the right to acquire beneficial ownership within 60 days after April 1, 2000. Also includes 500 shares owned by I-Hatch LLC. Mr. Austin is a managing principal and has one-third ownership of I-Hatch LLC, and therefore may be deemed to be a beneficial owner of the shares held by I-Hatch LLC.

 (8) Mr. Autem served as our Chief Financial Officer from January 1999 until July 1999. Includes 191,381 shares of common stock held by Autem Technology Partners, L.P., of which Autem LLC, of which Mr. Autem is the managing partner, is general partner.

 (9) Includes 10,000 shares as to which Mr. Bevivino has the right to acquire beneficial ownership within 60 days after April 1, 2000. Also includes 800 shares owned by Vincente V. Bevivino, Mr. Bevivino's son. Mr. Bevivino may be deemed a beneficial owner of the shares owned by his son.

 (10) Such information as to beneficial ownership is derived from a Report on
      Schedule 13D filed on October 1, 1999. Includes 1,487,157 shares of common stock held by the James R. Corey GRAT dated July 9, 1999 (the "GRAT"), which Mr. Corey may be deemed to beneficially own by virtue of his position as trustee of the GRAT. Also includes 71,745 shares issued to Mr. Corey in March 2000 as contingent consideration under the terms of an acquisition agreement by which we acquired Potomac Partners Management Consulting, LLC. The number of shares issued as contingent consideration was based on the financial performance of Potomac Partners Management Consulting, LLC from July 1, 1999 through December 31, 2000.

 (11) Includes 1,500 shares as to which Mr. Dolan has the right to acquire beneficial ownership within 60 days after April 1, 2000. Does not include 7,385,393 shares beneficially owned by Young & Rubicam, Inc., of which Mr. Dolan is Vice Chairman, Chief Financial Officer and a director.

 (12) Includes 21,500 shares as to which Mr. Jordan has the right to acquire beneficial ownership within 60 days after April 1, 2000. Does not include 7,385,393 shares beneficially owned by Young & Rubicam, Inc., of which Mr. Jordan is a director.

 (13) Includes 298,779 shares as to which Mr. Marmol has the right to acquire beneficial ownership within 60 days after April 1, 2000.

 (14) Includes 2,829 shares issued in March 2000 as contingent consideration under the terms of an acquisition agreement by which we acquired Potomac Partners Management Consulting, LLC. The number of shares issued as contingent consideration was based on the financial performance of Potomac Partners Management Consulting, LLC from July 1, 1999 through
      December 31, 2000.

 (15) Mr. Reisfield served as a Vice Chairman and Executive Vice President from April 1999 until March 31, 2000. Includes 239,023 shares as to which
      Mr. Reisfield has the right to acquire beneficial ownership within 60 days after April 1, 2000. Also includes 500 shares owned by I-Hatch LLC, of which Mr. Reisfield is a managing principal and has one-third ownership. Also includes 54,681 shares owned by R4 Venture Partners I. Mr. Reisfield is a general partner and has 31.25% ownership of R4 Venture Partners I, and therefore may be deemed to be a beneficial owner of the shares held by R4 Venture Partners I.

 (16) Includes 21,043 shares as to which the owner has the right to acquire beneficial ownership within 60 days after April 1, 2000. Also includes 150,000 shares held by RSCS Holdings LTD. Mr. Scruggs is the sole member of RS Resources LLC, which is a general partner of RSCS Holdings LTD, and therefore Mr. Scruggs may be deemed a beneficial owner of the shares held by RSCS Holdings LTD. Also includes 12,426 shares issued to Mr. Scruggs in March 2000 as contingent consideration under the terms of an acquisition agreement by which we acquired all of the outstanding equity interest of Align Solutions Corp., of which Mr. Scruggs is a former owner. The number of shares issued as contingent consideration was based on the financial performance of Align Solutions Corp. from July 1, 1999 through
      December 31, 2000.

 (17) Includes 5,667 shares as to which Mr. Stamas has the right to acquire beneficial ownership within 60 days after April 1, 2000.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of Luminant's Board of Directors consists solely of five non-employee directors, of whom one is a non-voting member. The Compensation Committee is responsible for determining all compensation paid or awarded to Luminant's key executive officers for periods after Luminant became a public company. However, substantially all of the compensation Luminant paid to executive officers for 1999 was established under employment agreements Luminant negotiated and executed before becoming a public company. Therefore, the following sections on Philosophy, Base Salary, Cash Bonus and Stock Options describe the framework, which have guided or will guide the Compensation Committee regarding decisions not covered by employment agreements.

    PHILOSOPHY. The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Luminant's performance. Particular objective factors that the Committee believes are important in assessing performance include growth in the number of customers for Luminant's services, growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. More subjective factors the Committee believes are important in evaluating performance include success in integrating newly acquired companies and hiring and retention of key employees.

    In establishing appropriate levels for base salary, the Compensation Committee will consider the market for senior executives of public companies in businesses comparable to Luminant's, based on their own business experience. The Committee will also consider the particular officer's overall contributions to Luminant over the past year and since its inception. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his overall contribution to Luminant and to serve as an incentive to achieve Luminant's goal of increasing shareholder value.

    Executive officers' compensation consists primarily of three components:
(i) base salary, (ii) cash bonus, and (iii) stock options.

    BASE SALARY. The Committee will establish base salaries after considering a variety of factors that determine an executive's value to Luminant, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also will set base salaries at levels it considers necessary to retain key employees.

    CASH BONUS. The Committee determined Mr. Marmol's cash bonus for the fiscal year ended December 31, 1999. Cash bonuses are based on the Committee's overall qualitative evaluation of the performance and accomplishments of each executive officer for the year.

    STOCK OPTIONS. The Committee believes achievement of Luminant's goals may be fostered by a stock option program that is tailored to employees who significantly enhance Luminant's value. Accordingly, during the fiscal year ended December 31, 1999, the Committee or the Board granted employees options to purchase 5,462,602 shares of Common Stock. Named executive officers received options with respect to 1,545,072 shares of Common Stock.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Guillermo Marmol is one of Luminant's largest stockholders. His financial well-being is therefore directly tied to Luminant's performance as reflected in the price per share of Common Stock. For his services as Luminant's Chief Executive Officer, Mr. Marmol received an amount of compensation for 1999 determined in accordance with his pre-public employment agreement. The Committee awarded Mr. Marmol a bonus of $125,000 for the fiscal year ended December 31, 1999. In doing so, it considered the successful completion of Luminant's initial public offering, the integration of the acquired businesses, and the continuing progress in developing new opportunities for Luminant and in recruiting and market development.

    COMPENSATION DEDUCTION LIMIT. The Securities and Exchange Commission requires that this report comment on Luminant's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Luminant's value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to Luminant and its shareholders. The Committee believes that no executive compensation expenses paid in 1999 will be non-deductible under section 162(m).

This Report should not be considered incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                          Randolph L. Austin
                                          Michael J. Dolan
                                          Michael H. Jordan
                                          Donald S. Perkins
                                          George P. Stamas

EXECUTIVE COMPENSATION

    We were founded in August 1998, did not conduct any operations in 1998 and, accordingly, did not pay any compensation to our executive officers for the year ended December 31, 1998. The following table summarizes the compensation paid to or earned by our Chief Executive Officer, all other executive officers who were serving as executive officers as of December 31, 1999 and whose salary and bonus for services rendered in all capacities to Luminant for the fiscal year ended December 31, 1999 exceeded $100,000, and two additional individuals who served as executive officers during the fiscal year ended December 31, 1999 and whose salary and bonus for services rendered in all capacities to Luminant for the fiscal year ended December 31, 1999 exceeded $100,000. We will use the term "named executive officers" to refer to these people elsewhere in this proxy statement.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION(1)                                LONG-TERM COMPENSATION
                         ------------------------------------------------   -------------------------------------------------------
                                                                                    AWARDS                       PAYOUTS
                                                                            -----------------------   -----------------------------
                                                                                         SECURITIES
                                                                OTHER       RESTRICTED   UNDERLYING     LONG-TERM
NAME & PRINCIPAL                                                ANNUAL        STOCK       OPTIONS/    INCENTIVE PLAN    ALL OTHER
POSITION                   YEAR      SALARY        BONUS     COMPENSATION    AWARD(S)     SARS (#)     PAYOUTS ($)     COMPENSATION
----------------         --------   --------      --------   ------------   ----------   ----------   --------------   ------------
Guillermo G. Marmol....    1999     $112,692      $125,000             (2)         --    1,195,115        $   --         $     --
CHIEF EXECUTIVE OFFICER

James R. Corey.........    1999       76,313(3)     34,375             (2)         --           --            --               --
PRESIDENT & CHIEF
  OPERATING OFFICER

Richard M. Scruggs.....    1999       61,016(4)     26,000             (2)         --     50,934(4)           --              372(4)
VICE CHAIRMAN &
  EXECUTIVE VICE
  PRESIDENT

Thomas G. Bevivino.....    1999       57,788(5)    101,063       80,000(5)         --       60,000            --               --
CHIEF FINANCIAL OFFICER
  & SECRETARY

Joseph W. Autem(6).....    1999      140,280            --             (2)         --       13,889            --           69,444(6)

Derek R.
  Reisfield(7).........    1999      307,850            --             (2)         --      239,023            --               --

--------------------------

(1) Amounts shown reflect compensation earned in the period presented, although payments earned in prior periods may have been paid in the period presented and compensation earned in the period presented may have been paid in a subsequent period.

(2) The amount does not equal or exceed the lesser of $50,000 or 10% of compensation.

(3) Prior to September 1999, Mr. Corey was a Managing Director and owner of Potomac Partners Management Consulting LLC. Upon our acquisition of Potomac Partners Management Consulting in September 1999, Mr. Corey was appointed our President and Chief Operating Officer at an effective annual salary of $275,000.

(4) Prior to September 1999, Mr. Scruggs was President, Chief Executive Officer, Chairman of the Board and an owner of Align Solutions Corp. Upon our acquisition of Align Solutions Corp. in September 1999, Mr. Scruggs was appointed Vice Chairman and Executive Vice President at an effective annual salary of $250,000. The number of securities under the heading "Securities Underlying Options/SARS" represents the number of Luminant shares underlying options issued to Mr. Scruggs to replace options he held in Align Solutions Corp. at the time of acquisition by Luminant. The amount set forth in the column titled "All Other Compensation" represents premiums paid by Luminant for life insurance policies held by Mr. Scruggs.

(5) Mr. Bevivino performed financial advisory and consulting services for us from March 1999 until June 1999, when he was appointed our Vice President of Finance. Mr. Bevivino served as our Vice President of Finance from June 1999 until December 1999, when he was appointed our Chief Financial Officer and Secretary. The amounts set forth for Mr. Bevivino in the columns titled "Salary" and "Bonus" reflect all amounts paid to Mr. Bevivino for his services to Luminant as a Vice President of Finance, Chief Financial Officer and Secretary during 1999. The amount set forth for Mr. Bevivino in the column titled "Other Annual Compensation" reflects amounts paid to Mr. Bevivino as a result of financial advisory and consulting services provided to Luminant by ARC Group LLC, a firm in which Mr. Bevivino holds a 50% ownership interest.

(6) Mr. Autem served as our Chief Financial Officer from January 1999 until
    July 1999 and has entered into an agreement to continue providing consulting services to us. The amount set forth for Mr. Autem under the column "All Other Annual Compensation" includes consulting fees paid to Mr. Autem following his resignation as Chief Financial Officer in accordance with the terms of a severance agreement we entered into with Mr. Autem in connection with his resignation.

(7) Mr. Reisfield served as a Vice Chairman and Executive Vice President from April 1999 until March 31, 2000.

EMPLOYMENT AGREEMENTS

    On September 1, 1998, we entered into an employment agreement with Mr. Marmol, our Chief Executive Officer, for a term of three years and four months. The agreement will automatically renew for successive one-year periods beginning January 1, 2002, unless we or Mr. Marmol provides the other with written notice that the Agreement will not renew within 90 days of the expiration date. This agreement provides that Mr. Marmol will devote substantially all of his time to the operation of our business. The agreement establishes his initial base salary at $300,000 and eligibility for up to an equal annual bonus. Under the agreement, in connection with our initial public offering we granted to Mr. Marmol options to purchase 1,195,115 shares of common stock, at an exercise price equal to the initial public offering price of $18.00 per share. 25% of these options are currently exercisable and one-third of the remainder will become exercisable on each of the first, second and third anniversaries of the date of grant. These options will remain exercisable for up to 10 years after the date of grant unless Mr. Marmol's employment is earlier terminated, in which case the options will remain exercisable for up to 36 months after his employment ends. We may terminate the agreement for cause or upon death or disability. Cause means a final non-appealable conviction for, or plea of no contest to, a charge of commission of a felony, the good faith determination by the Board of Directors that Mr. Marmol has committed any act in the course of employment constituting fraud or dishonesty on 20 days' notice, or a determination by a court of competent jurisdiction that Mr. Marmol has breached his non-compete agreement; his confidentiality agreement; or interfered with our relationship with any client, supplier or other person. In the case of a termination due to disability we will continue to pay Mr. Marmol his salary and benefits for a period of six months. Mr. Marmol has the right to terminate his employment with us at any time for any reason. If we terminate Mr. Marmol's agreement for any reason other than for cause, or Mr. Marmol terminates his employment for good reason, Mr. Marmol will be entitled to receive severance pay equal to his base salary for a period of 18 months following the termination and maximum bonus for the period remaining under the term of the agreement, continuation of benefits for that period and automatic exercisability of all stock options. Good reason includes a change of control; material breach of the employment agreement by us; relocation of our principal business office to more than 35 miles outside Dallas; or Mr. Marmol's duties are diminished. Mr. Marmol is subject to covenants intended to bar his competition and solicitation of clients or employees through one year after his employment ends for any reason.

    As of September 16, 1999, we entered into an employment agreement with James
R. Corey, our President and Chief Operating Officer, for the period through September 16, 2002. Mr. Corey will receive an annual salary of $275,000 plus a bonus of up to the same amount. Mr. Corey will receive the same benefits as our other employees and will be eligible to receive options under Luminant's long-term incentive plan. Upon a change of control of Luminant, all of Mr. Corey's options will become immediately exercisable. We may terminate
Mr. Corey's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Corey's obligations or Mr. Corey's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Corey of his non-compete or confidentiality agreement, or if Mr. Corey interfered with our relationship with any client, supplier or other person. Mr. Corey may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if we relocate his primary office by more than 35 miles from Herndon, Virginia. If Mr. Corey resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Corey any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Corey's employment without cause or he resigns for good reason, Mr. Corey will receive a severance payment equal to his base salary for a period of 18 months following the termination, the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Corey will be subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    As of September 16, 1999, we entered into an employment agreement with Richard M. Scruggs, our Vice Chairman and Executive Vice President, for the period through September 16, 2002. Mr. Scruggs will receive an annual salary of $250,000 plus a bonus of up to the same amount. Mr. Scruggs will receive the same benefits as our other employees and will be eligible to receive options under Luminant's long-term incentive plan. Upon a change of control of Luminant, all of Mr. Scruggs's options will become immediately exercisable. We may terminate Mr. Scruggs's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Scruggs's obligations or Mr. Scruggs's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Scruggs of his non-compete or confidentiality agreement, or if Mr. Scruggs interfered with our relationship with any client, supplier or other person. Mr. Scruggs may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if we relocate his primary office by more than 35 miles from Harris County, Texas. If Mr. Scruggs resigns or we terminate his employment with or without cause or because of death or disability, we will pay
Mr. Scruggs any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate
Mr. Scruggs's employment without cause or he resigns for good reason, Mr. Scruggs will receive a severance payment equal to his base salary for a period of 18 months following the termination, the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Scruggs is subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    As of June 28, 1999, we entered into an employment agreement with Thomas G. Bevivino, our Chief Financial Officer and Secretary, for the period through June 28, 2002. Mr. Bevivino will receive an annual salary of $150,000 plus a bonus of up to the same amount. Under the agreement, in connection with our initial public offering we granted Mr. Bevivino options to acquire 60,000 shares of common stock under our long-term incentive plan, exercisable at the initial public offering price of $18.00 per share. The options will become exercisable in sixths every sixth months after the date we granted them and will remain exercisable for up to 10 years after the date of the grant. We may terminate
Mr. Bevivino's agreement with or without cause or upon death or disability. Cause includes a material breach of Mr. Bevivino's obligations or Mr. Bevivino's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Bevivino of his non-compete or confidentiality agreement, or if Mr. Bevivino interfered with our relationship with any client, supplier or other person. Mr. Bevivino may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if within the first anniversary of the initial public offering we relocate his primary office by more than 35 miles from Horsham, Pennsylvania. If Mr. Bevivino resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Bevivino any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Bevivino's employment without cause or he resigns for good reason, Mr. Bevivino will receive a severance payment equal to his base salary for a period of 18 months following the termination and the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Bevivino is subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    Mr. Reisfield was also party to an employment agreement with us during his tenure as one of our executive officers. The employment agreement terminated when he left his employment with us.

SEVERANCE AGREEMENT

    Joseph Autem resigned as our Chief Financial Officer effective as of July 23, 1999. In connection with Mr. Autem's resignation, we entered into a severance agreement with him effective July 23, 1999. Under the severance agreement. Mr. Autem is serving as a financial consultant to Luminant for a period of six years. He is being compensated at the rate of $13,888.89 per month and will receive an acquisition fee if we acquire any company Mr. Autem refers to us as an acquisition candidate after July 23, 1999. Upon the closing of our initial public offering, we granted Mr. Autem immediately exercisable and fully vested options to purchase 13,889 shares of our common stock at an exercise price of $0.01 per share. Mr. Autem exercised these options in December 1999. We paid $56,249.75 as reimbursement of Mr. Autem's fees and expenses incurred in furtherance of our business, and an additional $25,000 in deferred consulting fees.

OPTION GRANTS

    The following table provides information on options granted to the named executive officers during 1999:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                     NUMBER OF      % OF TOTAL
                                    SECURITIES       OPTIONS/
                                    UNDERLYING         SARS                       MARKET
                                     OPTIONS/       GRANTED TO     EXERCISE OR   PRICE ON                 GRANT DATE
                                       SARS        EMPLOYEES IN    BASE PRICE    DATE OF    EXPIRATION   PRESENT VALUE
NAME                                GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)     GRANT        DATE          $(2)
----                                -----------   --------------   -----------   --------   ----------   -------------
Guillermo G. Marmol(3)............    1,195,115         21.97%       $18.00       $18.00      9/15/09     $13,617,234
James R. Corey....................           --            --            --           --           --              --
Richard M. Scruggs................       17,910(4)         .33%      $  .25       $18.00      6/30/07     $   319,136
                                         22,540(5)         .41%      $ 1.52       $18.00      4/30/08     $   382,622
                                         10,484(6)         .19%      $ 2.86       $18.00      2/28/09     $   169,989
Thomas G. Bevivino(7).............       60,000          1.10%       $18.00       $18.00      9/15/09     $   683,645
Joseph W. Autem(8)................       13,889           .25%       $  .01       $18.00      9/15/09     $   249,901
Derek R. Reisfield(9).............      239,023           4.4%       $18.00       $18.00      9/15/09     $ 2,723,447

------------------------

(1) The percentages in the table above are based on options to purchase 5,462,602 shares of common stock granted under our stock option plan in the year ended December 31, 1999 to our employees.

(2) In the table above, the value of options granted is based on a Black-Scholes pricing model with a volatility of 70%, a risk-free rate of return of 6.43%, a dividend yield of 0%, and exercise of options five years from date of grant. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised so there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model, which is based on assumptions as to the variables of stock price to volatility, future dividend yield and interest rate. For an estimate of the impact of all stock option grants on Luminant's financial results using the Black-Scholes valuation method, see Note 10 in the Notes to Consolidated Financial Statements in the Luminant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(3) Of the options for 1,195,115 shares granted to Mr. Marmol on September 15, 1999, 25% were exercisable immediately. One-third of the remainder will become exercisable on each of the first, second, and third anniversaries of the date of grant. Exercisable options will remain exercisable for up to 10 years after the date of grant or, upon the earlier termination of Mr. Marmol's employment for up to thirty-six months after his employment ends.

(4) 40% of the options granted to Mr. Scruggs became exercisable on July 1, 1999, and the remaining become exercisable at the rate of one-thirty sixth per month each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant. 9,552 of these options were exercisable as of April 1, 2000.

(5) 40% of the options granted to Mr. Scruggs became exercisable on January 1, 2000, and the remaining become exercisable at the rate of one-thirty sixth per month each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant. 10,143 of these options were exercisable as of April 1, 2000.

(6) 40% of the options granted to Mr. Scruggs become exercisable on February 28, 2001, with the remaining 60% becoming exercisable 1/36 each month thereafter. The options will remain exercisable for up to 10 years after the date of the grant. None of these options were exercisable as of April 1, 2000.

(7) Of the options granted to Mr. Bevivino on September 15, 1999 one-sixth will become exercisable every six months after the date of grant and will remain exercisable for up to 10 years after the date of grant.

(8) Mr. Autem was granted options for 13, 889 shares on September 15, 1999. These options were immediately exercisable and fully vested. Mr. Autem exercised these options in December 1999.

(9) Mr. Reisfield was granted options for 239,023 shares on September 15, 1999. The options were immediately exercisable and will remain exercisable for up to 10 years after the date of grant, or until we terminate all options under the long-term incentive plan if earlier than 10 years after the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END STOCK
                                 OPTION VALUES

    The following table sets forth for each of the named executive officers certain information concerning options exercised during the fiscal year ended December 31, 1999 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options as of December 31, 1999.

                                                   NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                             UNEXERCISED                   IN-THE-MONEY
                          SHARES                           OPTIONS/SARS AT                OPTIONS/SARS AT
                         ACQUIRED       VALUE             DECEMBER 31, 1999              DECEMBER 31, 1999
                        ON EXERCISE    REALIZED       EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
NAME                        (#)          ($)                   (#) (1)                        ($)(2)
----                    -----------   ----------   -------------------------------   -------------------------
Guillermo G. Marmol...         --             --         298,779/896,336             $8,216,423/$24,649,240
James R. Corey........         --             --                --                             --
Richard M. Scruggs....         --             --          19,695/31,239                $878,277/$1,370,398
Thomas G. Bevivino....         --             --             0/60,000                     $0/$1,650,000
Joseph W. Autem.......     13,889     $534,588(3)               --                             --
Derek R. Reisfield....         --             --            239,023/0                     $6,573,133/$0

------------------------

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Luminant's common stock on December 31, 1999.

(2) Includes only "in-the-money" options as of December 31, 1999. Value is based on the closing price of Luminant's common stock on December 31, 1999 ($45.50) minus the exercise price of the options.

(3) Based on the fair market value of Luminant's common stock as represented by the closing price on the exercise date, minus the exercise price and multiplied by the number of shares acquired. The closing price of Luminant's common stock on December 9, 1999, the exercise date, was $38.50 per share.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

    As the Delaware General Corporation Law permits, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for or with respect to any acts or omissions in the performance the director's duties as a director. In addition, our charter and bylaws provide that we must indemnify our officers and directors to the full extent permitted by the Delaware General Corporation Law subject to specific exceptions, including circumstances in which indemnification would be discretionary under applicable law. We are also required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which we would be required or permitted to indemnify them. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1999, the Compensation Committee of the Board of Directors consisted of Messrs. Austin, Dolan, Jordan, Perkins and Stamas. None of these members of the Compensation Committee has ever been an officer or employee of Luminant. No interlocking relationship exists or has existed between any of these members of the Compensation Committee or any other member of our Board of Directors and any members of the board of directors or compensation committee of any other company.

    Michael H. Jordan, our Chairman and a director and member of the Compensation Committee, acquired a membership interest in Commonwealth Principals II, LLC, a Virginia-based merchant banking firm, in December 1998 for a purchase price of $400,000. Commonwealth founded, and provided the initial capitalization for, Luminant. In connection with our organization in August 1998, we issued 1,665,273 shares of common stock to Commonwealth in exchange for consulting, financial advisory and capital raising services provided by members of Commonwealth, and Commonwealth's commitment to advance necessary funds, in connection with our initial public offering and the related acquisitions of the eight companies. In September 1999 Commonwealth distributed all of its shares of Luminant common stock to its members and Mr. Jordan received 109,361 shares. See "Certain Relationships and Related Transactions--Our Formation."

    Luminant retained the law firm of Wilmer, Cutler & Pickering, Washington, D.C., in connection with its initial public offering and acquisition of the eight companies and has continued to retain Wilmer, Cutler & Pickering as its outside legal counsel. George P. Stamas, a director of Luminant and a non-voting member of the Compensation Committee, was a partner with Wilmer, Cutler & Pickering until January 2000 and remains a consultant to the firm. Since
January 2000, Mr. Stamas has served as a Vice Chair of Deutsche Banc Alex. Brown, an investment bank which served as lead underwriter in Luminant's initial public offering. See "Certain Relationships and Related Transactions--Other Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OUR FORMATION

    Luminant was formed on August 22, 1998. Luminant was initially capitalized by Commonwealth Principals II, LLC, a Virginia-based merchant banking firm. In connection with our organization in August 1998, we issued 1,665,273 shares of common stock to Commonwealth in exchange for consulting, financial advisory and capital raising services provided by members of Commonwealth, and Commonwealth's commitment to advance necessary funds, in connection with Luminant's initial public offering and the related acquisitions of the eight companies. In addition, Guillermo G. Marmol, our Chief Executive Officer, purchased 166,527 shares of our common stock in September 1998 for a purchase price of $200,000 in cash.

    Out of the proceeds of our initial public offering, we reimbursed Commonwealth for the approximately $3.9 million in funds advanced to us together with interest at the prime rate. Immediately following our initial public offering, Commonwealth owned approximately 6.97% of the then-issued and outstanding shares of Luminant common stock. Following our initial public offering in September 1999, Commonwealth distributed all of its shares of Luminant common stock to its members. The management committee of Commonwealth during the time in which Commonwealth held shares of Luminant common stock, which committee had the power to vote and make decisions regarding the disposition of the Luminant shares, consisted of J. Marshall Coleman, Sean Coleman, and Santanu Sarkar.

    Some of our current and former executive officers and directors acquired direct and/or indirect interests in Commonwealth between September 1998 and May 1999 and received shares of Luminant common stock when Commonwealth distributed its Luminant shares to its members. Guillermo G. Marmol, our Chief Executive Officer and a director, acquired a membership interest in Commonwealth in September 1998 for a purchase price of $1.00 and received 339,269 shares of Luminant common stock from Commonwealth in September 1999 following our initial public offering. Michael H. Jordan, our Chairman and a director, acquired a membership interest in Commonwealth in December 1998 for a purchase price of $400,000 and received 109,361 shares of Luminant common stock from Commonwealth in September 1999 following our initial public offering. Derek R. Reisfield, our former Vice Chairman and Executive Vice President, acquired a membership interest in Commonwealth in April 1999 for a purchase price of $200,000 and received 54,680 shares of Luminant common stock from Commonwealth in September 1999 following our initial public offering. In addition, R4 Venture Partners I, of which Mr. Reisfield is a general partner and holds a 31.25% pecuniary interest, acquired a membership interest in Commonwealth in May 1999 for a purchase price of $200,000 and received 54,681 shares of Luminant common stock from Commonwealth in September 1999 following our initial public offering. Autem Technology Partners, L.P. acquired a membership interest in Commonwealth in May 1999 for a purchase price of $500,000 and received 191,381 shares of Luminant common stock from Commonwealth in September 1999 following our initial public offering. To our knowledge, Joseph W. Autem, our former Chief Financial Officer, is the managing partner of Autem LLC which in turn is general partner of Autem Technology Partners, L.P.

ACQUISITION OF THE EIGHT COMPANIES

    Simultaneously with the closing of our initial public offering, we acquired by merger all of the issued and outstanding stock and interests of the eight companies, except that we accomplished the acquisition of Brand Dialogue-New York by an asset purchase. Upon acquisition, each of the eight companies became a wholly-owned subsidiary of Luminant. At the closing of the acquisitions, we paid to the owners of the eight companies aggregate consideration equal to $422.0 million, including $59.1 million in cash, assumption of $9.4 million of debt, issuance of 16,602,462 shares of common stock, the issuance of options to purchase 1,800,000 shares of common stock to Young & Rubicam,

Inc., and the issuance of options to purchase an aggregate of 2,202,510 shares of Luminant common stock to replace then outstanding options and participation rights issued by some of the eight companies. In addition, the owners of the eight companies received the right to earn contingent payments as described below. The consideration paid for the eight companies was determined through arm's-length negotiations between Luminant Worldwide Corporation and the representatives of the eight companies. In determining how much consideration to pay for the eight companies, we considered, among other factors, the historical operating results, the net worth, the liabilities and indebtedness and the future prospects of each of the eight companies. Independent counsel represented each of the eight companies in the negotiation of the terms and conditions by which they were acquired.

    Under the terms of the acquisition agreements by which we acquired the eight companies, we issued in March 2000 approximately $47.2 million in contingent consideration to the former owners of five of the eight companies as a result of the operations of the individual companies during the period from July 1, 1999 through December 31, 1999, including $.055 million in cash and 1,663,343 shares of common stock. 558,032 of the 1,663,343 shares issued as contingent consideration are being held by an escrow agent pending agreement between us and a former owner of one of the eight companies regarding the amount of contingent consideration payable under the terms of the acquisition agreement. The former owners of the eight companies are eligible to receive additional contingent consideration based on Luminant's combined results during the period from January 1, 2000 through June 30, 2000, as well as certain other amounts based on revenues derived from a particular client from contracts we enter into with that client between July 1, 1999 and June 30, 2002.

    James R. Corey, our President and Chief Operating Officer and a director, was a Managing Director and an owner of Potomac Partners Management
Consulting, LLC, one of the eight companies we acquired simultaneously with our initial public offering. Mr. Corey received an aggregate of 1,695,777 shares of common stock and approximately $5.6 million in cash for his ownership interest in Potomac Partners, as well as the right to receive contingent consideration as described above. In March 2000, Mr. Corey and one of his affiliates received an aggregate of 286,979 shares as contingent consideration based on the financial performance of Potomac Partners from July 1, 1999 through December 31, 1999.
Mr. Corey is eligible to receive additional contingent consideration based on Luminant's combined results during the period from January 1, 2000 through June 30, 2000, as well as certain other amounts based on revenues derived from a particular client from contracts we enter into with that client between July 1, 1999 and June 30, 2002. Under the terms of the acquisition agreement by which we acquired Potomac Partners, Mr. Corey was also appointed to our board of directors and received registration rights with respect to the shares of common stock he received in exchange for his interest in Potomac Partners.

    Donald S. Perkins, one of our directors, was also an owner of Potomac Partners. Mr. Perkins received 16,880 shares of common stock and approximately $.056 million in cash for his ownership interest in Potomac Partners, as well as the right to receive contingent consideration as described above. In March 2000 Mr. Perkins received 2,829 shares as contingent consideration based on the financial performance of Potomac Partners from July 1, 1999 through December 31, 1999. Mr. Perkins is eligible to receive additional contingent consideration based on Luminant's combined results during the period from January 1, 2000 through June 30, 2000, as well as certain other amounts based on revenues derived from a particular client from contracts we enter into with that client between July 1, 1999 and June 30, 2002.

    Richard M. Scruggs, our Vice Chairman, Executive Vice President and a director, was President, Chief Executive Officer and Chairman of the Board and an owner of Align Solutions Corp., one of the eight companies we acquired simultaneously with our initial public offering. Mr. Scruggs received 776,660 shares of common stock and approximately $3.4 million in cash for his ownership interest in Align, as well as the right to receive contingent consideration as described above. In addition,

Mr. Scruggs received options to purchase 50,934 shares of our common stock at exercise prices ranging from $.25 to $2.86 per share in exchange for outstanding options for Align shares. In March 2000, Mr. Scruggs received 12,426 shares issued as contingent consideration based on the financial performance of Align from July 1, 1999 through December 31, 1999. Mr. Scruggs is eligible to receive additional contingent consideration based on Luminant's combined results during the period from January 1, 2000 through June 30, 2000. Under the terms of the acquisition agreement by which we acquired Align, Mr. Scruggs was also appointed to our board of directors and received registration rights with respect to the shares of common stock he received in exchange for his interest in Align.

    Under the terms of the acquisition agreements by which we acquired the eight companies, the former owners of the eight companies, including Messrs. Corey, Scruggs, and Perkins have the right to cause us to register under the Securities Act of 1933 any shares of Luminant common stock which they received pursuant to the acquisition agreements, whenever we propose to register under the Securities Act of 1933 any shares of common stock for our own or another's account in a public offering, other than:

    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;

    - registrations relating to employee benefits plans; and

    - registrations relating to rights offerings made to our stockholders.

    We have agreed to pay all costs of this registration (other than underwriting discounts) and to keep the registration effective for at least 120 days, or whatever shorter period may be required to sell the registered shares.

YOUNG & RUBICAM, INC.

    Simultaneously with the closing of our initial public offering, we acquired assets of Brand Dialogue-New York, a division of Young & Rubicam, Inc. for a purchase price of approximately $75.5 million, which we paid through the issuance of 4,192,361 shares of common stock and immediately exercisable options to purchase 1,800,000 shares of our common stock at an exercise price equal to the $18.00 per share initial public offering price. Under the terms of the agreement by which we acquired the assets of Brand Dialogue-New York, Young & Rubicam also purchased 835,000 shares of non-voting common stock directly from us at the initial public offering price of $18.00 per share.

    In March 2000, we issued 558,032 shares of common stock as contingent consideration under the terms of the acquisition agreement by which we acquired assets of Brand Dialogue-New York from Young & Rubicam. The number of shares issued as contingent consideration was based on the financial performance of Brand Dialogue-New York from July 1, 1999 through December 31, 1999. These shares have been delivered to an escrow agent pending agreement between us and Young & Rubicam regarding the amount of contingent consideration payable under the terms of the acquisition agreement. The actual number of shares issued to Young & Rubicam as contingent consideration in respect of the performance of Brand Dialogue-New York during the aforementioned period may increase or decrease depending on the agreement reached between us and Young & Rubicam.

    As of April 1, 2000, Young & Rubicam owns approximately 19% of our outstanding common stock, or approximately 26% if the Young & Rubicam option is exercised in full. Michael J. Dolan became a director of Luminant upon the closing of our initial public offering under the terms of our acquisition agreement with Young & Rubicam. Mr. Dolan is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam.

    Under the terms of the agreement by which we acquired Brand Dialogue-New York, Young & Rubicam has agreed that it will ask AT&T, the United States Postal Service, Citigroup,

Dr. Pepper/7-Up, Inc., Sony Corporation, Showtime Networks, Inc., Phillip Morris Companies Inc. and Pfizer Inc., as well as other clients who may be identified in the future by Luminant and Young & Rubicam together or by Young & Rubicam under the procedures set forth in the Brand Dialogue-New York acquisition agreement, to select us to perform services in connection with on-going engagements and future engagements substantially similar to the type of work performed by Brand Dialogue-New York prior to the closing of our initial public offering. Young & Rubicam has the right not to recommend us or to terminate our involvement in an existing engagement if in its judgment recommending or retaining us is not in the best interests of its clients or if we fail to perform our obligations or default under the terms of any client engagement. A Young & Rubicam client can also cancel the engagement. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to such clients.

    In addition, upon the closing of our initial public offering we entered into a Transition Services Agreement with Young & Rubicam under which Young & Rubicam granted us a license to use, for a term not to exceed 12 months, office space used by Brand Dialogue-New York prior to our initial public offering. Young & Rubicam also agreed to provide us with specified services in connection with our use of this space. Additional fees will be paid to Young & Rubicam for the provision of specified services.

OTHER TRANSACTIONS

    In September 1998, we entered into a management services agreement with Commonwealth to provide us with consulting and financial advisory services. The agreement terminated at the closing of our initial public offering. For the year ended December 31, 1998, we paid $49,000 to Commonwealth under that agreement. For the year ended December 31, 1999, $3.9 million was paid to Commonwealth under this agreement.

    We have entered into employment agreements with each of Messrs. Marmol, Bevivino, Corey and Scruggs. For the details of these agreements, please refer to "Executive Compensation and Related Matters--Employment Agreements." In addition, in July 1999 we entered into a severance agreement with Mr. Autem. For details of this agreement, please refer to "Executive Compensation and Related Matters--Severance Agreement."

    We entered into an agreement with ARC Group LLC and Commonwealth, dated March 8, 1999, under which ARC Group LLC agreed to provide consulting services to us in exchange for a payment of $80,000, an additional payment of $240,000 upon closing of our initial public offering and reimbursement of their fees and expenses. Commonwealth agreed to guarantee our performance under this agreement. Mr. Bevivino, our Chief Financial Officer and Secretary holds a 50% ownership interest in and is a managing member of ARC Group LLC.

    Luminant retained the law firm of Wilmer, Cutler & Pickering, Washington, D.C., in connection with its initial public offering and acquisition of the eight companies and has continued to retain Wilmer, Cutler & Pickering as its outside legal counsel. George P. Stamas, a director of Luminant, was a partner with Wilmer, Cutler & Pickering until January 2000 and remains a consultant to the firm. Since January 2000, Mr. Stamas has served as a Vice Chair of Deutsche Banc Alex. Brown, an investment bank that served as lead underwriter in Luminant's initial public offering.

    In September 1999 we entered into a registration rights agreement with Commonwealth and Mr. Marmol under which we granted to Commonwealth and Mr. Marmol piggyback registration rights. Under the terms of the agreement, Commonwealth and Mr. Marmol have the right to cause us to register under the Securities Act of 1933 any shares of Luminant common stock which they hold or which they have a right to acquire under options granted in connection with our initial public offering, whenever we propose to register under the Securities Act of 1933 any shares of common stock for our own or another's account in a public offering, other than:

    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;

    - registrations relating to employee benefits plans; and

    - registrations relating to rights offerings made to our stockholders.

    We have agreed to pay all costs of this registration (other than underwriting discounts) and to keep the registration effective for at least 120 days, or whatever shorter period may be required to sell the registered shares.

                               OTHER INFORMATION

STOCK PERFORMANCE

    The following graph compares total stockholder return on our common stock with the cumulative total return of the Nasdaq Market Index and the cumulative return of the peer group described in footnote (1) below for the period from September 16, 1999, the date that Luminant's common stock began trading on the Nasdaq National Market following our initial public offering, through December 31, 1999, the end of our most recent fiscal year. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends.

         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LUMINANT WORLDWIDE
             CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          LUMINANT WORLDWIDE CORPORATION  PEER GROUP INDEX  NASDAQ MARKET INDEX
9/16/99                              100               100                  100
9/30/99                           116.59            104.11                  100
10/31/99                          148.34            148.09               107.74
11/30/99                          121.33            162.22               120.49
12/31/99                          172.51            224.26               147.32

                    ASSUMES $100 INVESTED ON SEPT. 16, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

(1) The peer group is composed of the following companies that we compete with on a worldwide basis in the internet professional services industry:
    Appnet, Inc., Braun Consulting, Inc., iXL Enterprises, Inc.,
    Proxicom, Inc., Razorfish, Inc., Sapient Corp., Scient Corp., U.S. Interactive, Inc., Viant Corp., and Marchfirst, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Our officers, directors and greater-than-ten-percent stockholders are required to furnish us with copies of all Section 16(a) reports they file.

    Based solely on our review of the Section 16(a) reports furnished to us and written representations that no other reports were required, we believe that our directors, officers and greater-than-ten-percent stockholders reported all transactions in Luminant common stock and options on a timely basis during the fiscal year ended December 31, 1999, except that Mr. Austin and Mr. Reisfield (a former officer) did not timely file Form 4s reporting the purchase of shares of Luminant common stock in the initial public offering, and Mr. Perkins did not timely file a Form 3 upon his appointment as a director. These reports have subsequently been filed.

PROPOSALS FOR THE 2001 ANNUAL MEETING

    If you want to include a proposal in the proxy statement for Luminant's 2001 Annual Meeting, please send the proposal to us at 13737 Noel Road, Suite 1400, Dallas, Texas 75240, Attention: Thomas G. Bevivino, Secretary. Proposals must be received on or before December 19, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of our certificate of incorporation and bylaws. Under Rule 14a-4 as promulgated under the Securities Exchange Act of 1934, we will be able to use proxies given to us for the 2001 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before 90 days before next year's annual meeting.

OTHER MATTERS

    Although our management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

    You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 at no cost by writing to Thomas G. Bevivino, Secretary, Luminant Worldwide Corporation, 13737 Noel Road, Suite 1400, Dallas, Texas 75240.

                                          By Order of the Board of Directors

                                          /s/ Michael H. Jordan

                                          Michael H. Jordan
                                          CHAIRMAN OF THE BOARD

April 19, 2000

                                   APPENDIX A
                         LUMINANT WORLDWIDE CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE..............................  The Luminant Worldwide Corporation 2000 Employee Stock
                                       Purchase Plan (the "2000 ESPP" or the "PLAN") provides
                                       employees of Luminant Worldwide Corporation (the "COMPANY")
                                       and selected Company Subsidiaries with an opportunity to
                                       become owners of the Company through purchasing shares of
                                       the Company's common stock (the "COMMON STOCK"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), and its terms should be construed accordingly. The Plan is effective as of July 1, 2000.

ELIGIBILITY..........................  An Employee whom the Company or an Eligible Subsidiary employs as of the first day of a Payroll Deduction Period
                                       (and has employed for such prior waiting period, initially set at 90 days, as the Committee determines) is eligible to participate in the 2000 ESPP for that Payroll Deduction
                                       Period. However, an Employee may not make a purchase under the 2000 ESPP if such purchase would result in the
                                       Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's
                                       outstanding stock. In determining an individual's amount of stock ownership, any options to acquire shares of Company
                                       Common Stock are counted as shares of stock, and the
                                       attribution rules of Section 424(d) of the Code apply.

                                       EMPLOYEE means any person employed as a common law employee of the Company or an Eligible Subsidiary. EMPLOYEE excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee, unless the Committee determines that including the person is necessary to preserve tax treatment.

ADMINISTRATOR........................  The Compensation Committee of the Board of Directors (the
                                       "BOARD") of the Company, or such other committee as the
                                       Board designates (the "COMMITTEE"), will administer the 2000
                                       ESPP. The Committee is vested with full authority and
                                       discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the 2000
                                       ESPP (including rules and regulations deemed necessary in
                                       order to comply with the requirements of Section 423 of the
                                       Code). Any determination or action of the Committee in
                                       connection with administering or interpreting the 2000 ESPP will be final and binding upon each Employee, Participant, and all persons claiming under or through any Employee or
                                       Participant.

                                       Without shareholder consent and without regard to whether
                                       the actions might adversely affect Participants, the
                                       Committee (or the Board) may

                                       establish and change the Payroll Deduction Periods,

                                       limit or increase the frequency and/or number of changes in the amounts withheld during a Payroll Deduction Period,

                                       establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

                                       lengthen or shorten the waiting period before an Employee
                                           becomes eligible to participate, so long as the change
                                           applies uniformly,

                                       permit payroll withholding in excess of the amount the
                                           Participant designated to adjust for delays or mistakes
                                           in the Company's processing of properly completed
                                           withholding elections,

                                       establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that
                                           amounts applied toward the purchase of Common Stock for
                                           each Participant properly correspond with amounts
                                           withheld from the Participant's Compensation,

                                       delegate its functions (other than those with respect to
                                       setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under
                                           the Plan) to officers or employees of the Company; and

                                       establish such other limitations or procedures as it
                                       determines in its sole discretion advisable and consistent with the Plan.

                                       The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period or the higher of both rather than as of the lower) for
                                       Payroll Deduction Periods beginning after Committee action.

PAYROLL DEDUCTION PERIOD.............  PAYROLL DEDUCTION PERIODS are the periods during which the
                                       Company collects payroll deductions for a particular
                                       purchase. Unless the Committee specifies otherwise, the
                                       Payroll Deduction Periods will be successive three month
                                       periods, beginning when the Committee determines they should begin.

PARTICIPATION........................  An eligible Employee may become a "PARTICIPANT" for a
                                       Payroll Deduction Period by completing an authorization
                                       notice and delivering it to the Committee through the
                                       Company's Human Resources professionals within a reasonable period of time before the first day of such Payroll
                                       Deduction Period. All Participants receiving options under the 2000 ESPP will have the same rights and privileges.

METHOD OF PAYMENT....................  A Participant may contribute to the 2000 ESPP solely through payroll deductions as follows:

                                       The Participant must elect on an authorization notice or
                                       other required documentation to have deductions made from
                                       his Compensation for each payroll period during the Payroll
                                       Deduction Period at or above a minimum rate and under terms the Committee determines. COMPENSATION under the Plan means an Employee's regular compensation, including overtime,
                                       bonuses, and commissions (but expressly excluding income
                                       from stock options or other noncash compensation), from the
                                       Company or an Eligible Subsidiary paid during a Payroll
                                       Deduction Period.

                                       All payroll deductions will be credited to the Participant's account under the 2000 ESPP. No interest will accrue on the account.

                                       Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction
                                       Period and will end with the last payday preceding or
                                       coinciding with the end of that Payroll Deduction Period,
                                       unless the Participant sooner withdraws as authorized under
                                       WITHDRAWALS below.

                                       A Participant may not alter the rate of payroll deductions during the Payroll Deduction Period.

                                       The Company may use the consideration it receives for
                                       general corporate purposes.

GRANTING OF OPTIONS..................  On the first day of each Payroll Deduction Period, a
                                       Participant will receive options to purchase a number of
                                       shares of Common Stock with funds withheld from his or her
                                       Compensation. Such number of shares will be determined at
                                       the end of the Payroll Deduction Period according to the
                                       following procedure:

                                       STEP 1--Determine the amount the Company withheld from
                                           Compensation since the beginning of the Payroll
                                           Deduction Period;

                                       STEP 2--Determine the "PURCHASE PRICE" to be the amount that represents 85% of the lower of the Fair Market Value of
                                           a share of Common Stock on the first day of the Payroll
                                           Deduction Period and the last day of the Payroll
                                           Deduction Period (provided that the Committee can
                                           increase the price before a Payroll Deduction Period
                                           begins); and

                                       STEP 3--Divide the amount determined in Step 1 by the amount determined in Step 2.

                                       The Committee will determine the treatment of any fractional shares from among the following:

                                       The results of Step 3 will be used to purchase whole and
                                           fractional shares,

                                       Any amounts in Step 3 not used to purchase whole shares will be refunded to the Participant,

                                       Any amounts in Step 3 not used to purchase whole shares will be carried forward to the next Payment Deduction Period,
                                           or

                                       Such other treatment as the Committee approves.

FAIR MARKET VALUE....................  The FAIR MARKET VALUE of a share of Common Stock for purposes of the Plan as of each date described in Step 2
                                       will be determined as follows:

                                       if the Company has no publicly-traded stock, the Committee will determine the Fair Market Value for purposes of the
                                           Plan using any measure of value it determines in good
                                           faith to be appropriate;

                                       if the Common Stock trades on a national securities
                                       exchange, the closing sale price on that date;

                                       if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National
                                           Association of Securities Dealers, Inc. Automated
                                           Quotation System ("NASDAQ") for such date;

                                       if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq
                                           reports for such date; or

                                       if there are no such closing bid and asked prices, the
                                       average of the closing bid and asked prices as reported by any other commercial service for such date.

                                       For any date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such
                                       date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as
                                       appropriate, for the immediately following trading day when determining the price for the first day of the Payroll
                                       Deduction Period and the immediately preceding trading day when determining the price on the last day. The Committee
                                       can substitute a particular time of day or other measure of
                                       "closing sale price" if appropriate because of changes in
                                       exchange or market procedures.

                                       The Committee has sole discretion to determine the Fair
                                       Market Value for purposes of this Plan, and all
                                       participation is conditioned on the participant's agreement that the Committee's determination is conclusive and binding even though others might make a different and also
                                       reasonable determination.

                                       No Participant shall receive options:

                                       if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares,
                                           or both, possessing 5% or more of the total combined
                                           voting power or value of all classes of shares of the
                                           Company or any Subsidiaries (as defined below); or

                                       that permit the Participant to purchase shares under all
                                           employee stock purchase plans of the Company and any

                                           Subsidiary with a Fair Market Value (determined at the
                                           time the options are granted) that exceeds $25,000 in
                                           any calendar year.

EXERCISE OF OPTION...................  Unless a Participant effects a timely withdrawal under the
                                       WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period
                                       will be automatically exercised as of the last day of the
                                       Payroll Deduction Period for the purchase of the maximum
                                       number of shares (including, if the Committee so provides, fractional shares) that the sum of the payroll deductions
                                       credited to the Participant's account during such Payroll
                                       Deduction Period can purchase under the formula specified in
                                       GRANTING OF OPTIONS.

DELIVERY OF COMMON STOCK.............  As soon as administratively feasible after the options are used to purchase Common Stock, the Company will credit to
                                       each Participant or, in the alternative, to an agent or
                                       custodian that the Committee designates, the shares of
                                       Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may
                                       commingle shares held in its custody in a single account or stock certificate without identification as to individual
                                       Participants. Unless the Committee determines otherwise,
                                       Participants who are holding shares and any persons to whom they transfer part or all of their shares other than by sale must retain those shares with a Company specified broker or agent until the second anniversary of the first day of the
                                       Payroll Deduction Period in which they bought the shares.
                                       Unless the Committee determines otherwise, a Participant may sell the shares despite the foregoing restriction but may
                                       not transfer them to another broker until the foregoing two year period (the "ACCOUNT RESTRICTION PERIOD") ends. The
                                       Committee may require that the specified agent or custodian hold the shares of Common Stock for a minimum period of time after receipt (including through and beyond the
                                       Participant's active employment) and reinvest any dividends received in additional shares of Common Stock. The Committee may, in its discretion, establish a program for cashless
                                       sales of Common Stock received under the 2000 ESPP.

SUBSEQUENT OFFERINGS.................  A Participant will be deemed to have elected to participate in each subsequent Payroll Deduction Period following his
                                       initial election to participate in the 2000 ESPP, unless the
                                       Participant files a written withdrawal notice with the Human
                                       Resources Department at corporate headquarters (or such
                                       other recipient as the Department designates) at least
                                       10 days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the
                                       2000 ESPP.

WITHDRAWAL FROM THE PLAN.............  A Participant may withdraw all, but not less than all, payroll deductions credited to his account for a Payroll
                                       Deduction Period before the end of such Payroll Deduction
                                       Period by delivering a written notice to the Human Resources
                                       Department or its designee on behalf of the Committee at
                                       least 30 days before the end of such

                                       Payroll Deduction Period (or by such other deadline as the
                                       Committee determines). A Participant who for any reason,
                                       including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Payroll
                                       Deduction Period will be deemed to have withdrawn from the
                                       2000 ESPP as of the date of such cessation, unless the
                                       Committee establishes other procedures.

                                       When a Participant withdraws from the 2000 ESPP, his or her outstanding options under the 2000 ESPP will immediately
                                       terminate.

                                       Unless the Committee determines otherwise, if a Participant withdraws from the 2000 ESPP for any reason, the Company
                                       will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons
                                       designated as provided in Designation of Beneficiary, as
                                       soon as administratively feasible after the date of such
                                       withdrawal and no further deductions will be made from the
                                       Participant's Compensation.

                                       A Participant who has elected to withdraw from the 2000 ESPP may resume participation in the same manner and under the
                                       same rules as any Employee making an initial election to
                                       participate in the 2000 ESPP (i.e., he may elect to
                                       participate in the next following Payroll Deduction Period so long as he or she files the authorization form by the
                                       deadline for that Payroll Deduction Period). Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and who withdraws from the 2000 ESPP for any reason will only be permitted to resume participation in a manner that will permit
                                       transactions under the 2000 ESPP to continue to be exempt
                                       within the meaning of Rule 16b-3, as issued under the
                                       Exchange Act.

STOCK SUBJECT TO PLAN................  The shares of Common Stock that the Company will sell to
                                       Participants under the 2000 ESPP will be shares of
                                       authorized but unissued Common Stock, shares held as
                                       treasury stock, and shares purchased on the market. The
                                       maximum number of shares made available for sale under the
                                       2000 ESPP will be 750,000, subject to the provisions in
                                       ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK below. If the
                                       total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the 2000 ESPP, the Company will make, so far as is practicable, a pro rata allocation of the
                                       shares available.

                                       A Participant will have no interest in shares covered by his participation until the last day of the applicable Payroll
                                       Deduction Period.

                                       After the end of the Account Restriction Period, shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's
                                       election, in street name.

ADJUSTMENTS UPON CHANGES IN CAPITAL
  STOCK..............................  Subject to any required action by the Company (which it will promptly take) or its stockholders, and subject to the
                                       provisions of applicable corporate law, if, during a Payroll
                                       Deduction Period,

                                       the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number
                                           or kind of security because of any recapitalization,
                                           reclassification, stock split, reverse stock split,
                                           combination of shares, exchange of shares, stock
                                           dividend, or other distribution payable in capital
                                           stock, or

                                       some other increase or decrease in such Common Stock occurs without the Company's receiving consideration
                                           (excluding, unless the Committee determines otherwise,
                                           stock repurchases),

                                       the Committee must make a proportionate and appropriate
                                       adjustment in the number of shares of Common Stock
                                       underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before
                                       such event. Any such adjustment to the options will not
                                       change the total price with respect to shares of Common
                                       Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the
                                       Common Stock, to the extent consistent with Section 424 of the Code.

                                       The Board or the Committee may take any actions described in the ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK section
                                       without any requirement to seek optionee consent.

                                       The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO
                                       PLAN section.

                                       Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred
                                       stock of any class, will not affect, and no adjustment by
                                       reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section
                                       specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE.........  Upon a Substantial Corporate Change, the Plan and the
                                       offering will TERMINATE and all accumulated funds will be
                                       distributed as though the Participants had elected to
                                       withdraw unless either (i) such termination would prevent
                                       use of "pooling of interest" accounting for a
                                       reorganization, merger, or consolidation of the Company that the Board approves or (ii) unless provision is made in
                                       writing in connection with such transaction for

                                       the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options covering the stock or securities of a successor employer
                                           corporation, or a parent or subsidiary of such
                                           successor, with appropriate adjustments as to the number
                                           and kind of shares of stock and prices, in which event
                                           the options will continue in the manner and under the
                                           terms so provided.

                                       A SUBSTANTIAL CORPORATE CHANGE means the

                                       sale of all or substantially all of the assets of the
                                       Company to one or more individuals, entities, or groups
                                           (other than an "Excluded Owner" as defined below),

                                       complete or substantially complete dissolution or
                                       liquidation of the Company;

                                       a person, entity, or group (other than an Excluded Owner)
                                           acquires or attains ownership of 100% of the undiluted
                                           total voting power of the Company's then-outstanding
                                           securities eligible to vote to elect members of the
                                           Board ("COMPANY VOTING SECURITIES");

                                       completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner)
                                           unless the holders of the Company Voting Securities
                                           outstanding immediately before such completion, together
                                           with any trustee or other fiduciary holding securities
                                           under a Company benefit plan, retain control because
                                           they hold securities that represent immediately after
                                           such merger or consolidation more than 20% of the
                                           combined voting power of the then outstanding voting
                                           securities of either the Company or the other surviving
                                           entity or its ultimate parent, or

                                       any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that
                                           results in any person or entity (other than an Excluded
                                           Owner) owning 100% of Company Voting Securities.

                                       An "EXCLUDED OWNER" consists of the Company, any Company
                                       Subsidiary, any Company benefit plan, or any underwriter
                                       temporarily holding securities for an offering of such
                                       securities.

DESIGNATION OF BENEFICIARY...........  A Participant may file with the Committee a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the
                                       2000 ESPP or any shares of Common Stock owed to the
                                       Participant under the 2000 ESPP if the Participant dies. A
                                       Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources professionals on behalf of the Committee.

                                       Upon the death of a Participant and upon receipt by the
                                       Committee of proof of the identity and existence of the
                                       Participant's designated beneficiary, the Company will
                                       deliver such cash or shares, or both, to the beneficiary. If a Participant dies and

                                       is not survived by a beneficiary that the Participant
                                       designated in accordance with the immediate preceding
                                       paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the
                                       deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within
                                       90 days following the date of the Participant's death, the
                                       Committee, in its discretion, may direct the Company to
                                       deliver such cash or shares, or both, to the surviving
                                       spouse of the deceased Participant, or to any one or more
                                       dependents or relatives of the deceased Participant, or if no spouse, dependent, or relative is known to the Committee, then to such other person as the Committee may designate.

                                       No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES.................  Employees of Eligible Subsidiaries will be entitled to participate in the 2000 ESPP, except as the Committee
                                       otherwise designates.

                                       ELIGIBLE SUBSIDIARY means each of the Company's
                                       Subsidiaries, except as the Board or Committee otherwise
                                       specifies. SUBSIDIARY means any corporation (other than the
                                       Company) in an unbroken chain of corporations including the
                                       Company if, at the time an option is granted to a
                                       Participant under the 2000 ESPP, each of the corporations
                                       (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting
                                       power of all classes of stock in one of the other
                                       corporations in such chain. Subsidiary includes any single member limited liability company with its corporate member in the foregoing chain.

TRANSFERS, ASSIGNMENTS, AND
  PLEDGES............................  A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of
                                       Common Stock under the 2000 ESPP other than by will or the laws of descent and distribution or under a qualified
                                       domestic relations order, as defined in the Employee
                                       Retirement Income Security Act. Any other attempted
                                       assignment, pledge or other disposition will be without
                                       effect, except that the Company may treat such act as an
                                       election to withdraw under the WITHDRAWAL section.

AMENDMENT OR TERMINATION OF PLAN.....  The Board of Directors of the Company or the Committee may
                                       at any time terminate or amend the 2000 ESPP. Any amendment of the 2000 ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of
                                       securities that may be issued under the 2000 ESPP, or
                                       (iii) materially modifies the eligibility requirements for participation in the 2000 ESPP must be approved by the
                                       shareholders of the Company to take effect. The Company will refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as
                                       soon as administratively feasible following the effective
                                       date of the termination.
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                                      A-9
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EFFECT ON OTHER PLANS................  Whether exercising or receiving an option causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

NOTICES..............................  All notices or other communications by a Participant to the
                                       Committee or the Company shall be deemed to have been duly given when the Human Resources Department or local Human
                                       Resources professionals of the Company receive them or when any other person or entity the Company designates receives the notice or other communication in the form the Company
                                       specifies.

GENERAL ASSETS.......................  Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this 2000 ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the 2000 ESPP, if any, will be only as a general creditor. The optionee will have no
                                       right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its
                                       obligations under the 2000 ESPP. Nothing contained in the
                                       2000 ESPP, and no action taken under its provisions, will
                                       create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the
                                       Company and any Employee, Participant, former Employee,
                                       former Participant, or any beneficiary.

PRIVILEGES OF STOCK OWNERSHIP........  No Participant and no beneficiary or other person claiming under or through such Participant will have any right,
                                       title, or interest in or to any shares of Common Stock
                                       allocated or reserved under the Plan except as to such
                                       shares of Common Stock, if any, that have been issued to
                                       such Participant.

TAX WITHHOLDING......................  To the extent that a Participant realizes ordinary income or wages for employment tax purposes in connection with a sale or other transfer of any shares of Common Stock purchased
                                       under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any
                                       Participant who sells or otherwise transfers shares
                                       purchased under the Plan within two years after the
                                       beginning of the Payroll Deduction Period in which he
                                       purchased the shares must, within 30 days of such transfer, notify the Company's Payroll Department in writing of such transfer. Each Participant, as a condition of participation, agrees that the Company may treat the purchase of shares
                                       and/or their disposition as taxable events requiring the
                                       withholding or other collection of income and employment
                                       taxes and further agrees to pay any such taxes for which the
                                       Company cannot reasonably withhold.

LIMITATIONS ON LIABILITY.............  Notwithstanding any other provisions of the 2000 ESPP, no individual acting as a director, employee, or agent of the
                                       Company shall be liable to any Employee, Participant, former
                                       Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in
                                       connection with the 2000 ESPP, nor

                                      A-10
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                                       shall such individual be personally liable because of any
                                       contract or other instrument he executes in such other
                                       capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the 2000 ESPP has been or will be delegated, against any
                                       cost or expense (including attorneys' fees) or liability
                                       (including any sum paid in settlement of a claim with the
                                       Board's approval) arising out of any act or omission to act concerning this 2000 ESPP unless arising out of such
                                       person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT...............  Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The 2000 ESPP does not give an Employee any
                                       right to be retained in the Company's employ, nor does it
                                       enlarge or diminish the Company's right to terminate the
                                       Employee's employment.

DURATION OF ESPP.....................  Unless the Company's Board extends the Plan's term, no
                                       Payroll Deduction Period will end after April 14, 2010.

APPLICABLE LAW.......................  The laws of the State of Delaware (other than its choice of law provisions) govern the 2000 ESPP and its interpretation.

LEGAL COMPLIANCE.....................  The Company will not issue any shares of Common Stock under the Plan until the issuance satisfies all applicable
                                       requirements imposed by Federal and state securities and
                                       other laws, rules, and regulations, and by any applicable
                                       regulatory agencies or stock exchanges. To that end, the
                                       Company may require the optionee to take any reasonable
                                       action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it
                                       authorizes any action that Federal or state laws otherwise prohibit.

                                       The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended,
                                       ("SECURITIES ACT") and the Securities Exchange Act of 1934,
                                       as amended, and all regulations and rules the Securities and
                                       Exchange Commission issues under those laws, including
                                       specifically Rule 16b-3. Notwithstanding anything in the
                                       Plan to the contrary, the Committee and the Board must
                                       administer the Plan, and Participants may purchase Common
                                       Stock, only in a way that conforms to such laws, rules, and regulations. To the extent applicable law permits, the Plan and any offers will be deemed amended to the extent
                                       necessary to conform to such laws, rules, and regulations.

APPROVAL OF STOCKHOLDERS.............  The ESPP must be submitted to the shareholders of the
                                       Company for their approval within 12 months after the Board adopts the ESPP. The adoption of the ESPP is conditioned
                                       upon the approval of the shareholders of the Company, and
                                       failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

              Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

              PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                        LUMINANT WORLDWIDE CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE


     The undersigned stockholder(s) of Luminant Worldwide Corporation (the "Company") hereby appoint(s) Messrs. Guillermo G. Marmol and Thomas G. Bevivino, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of stockholders of the Company to be held on Monday, May 22, 2000 and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on April 12, 2000, as if the undersigned were present and voting the shares.

     Election of Directors Nominees:

     Randolph L. Austin, James R. Corey, Michael J. Dolan, Michael H. Jordan, Guillermo G. Marmol, Donald S. Perkins, Richard M. Scruggs, and George P. Stamas.

                               (SEE REVERSE SIDE)

              Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------


     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE


LUMINANT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

                         FOR   WITHHELD
1.   Election of         / /      / /
     Directors

     (See reverse.)

     To withhold authority to vote for any individual nominee or nominees, mark the "FOR" box above and write the name of any such nominee below.

                         FOR    AGAINST    ABSTAIN
2.   Ratification of     / /       / /       / /
     appointment of
     independent
     Auditors

                                                  FOR    AGAINST    ABSTAIN
3.   Approval of Employee Stock Purchase Plan     / /      / /        / /


     If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR each nominee named in Proposal 1 and FOR Proposals 2 and 3, and in accordance with the discretion of the proxies' on such other business that may properly come before the meeting, to the extent permitted by law.

     ------------------    -------------------   Date:                 , 2000
                     Signature(s)                      ----------------

     Please sign exactly as name appears to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.